Exhibit 99.1

Company Profile

-   Headquartered in Tampa, Florida
-   $3.2 billion in assets
-   $3.1 billion in loans
-   Founded in 1927
-   538 offices in 25 states
-   2,766 full time employees

Product Profile:

-   Personal Unsecured (43%)                   $1.3 billion
    -   Average Loan Balance of $2,250

-   Real Estate (47%)                          $1.5 billion
    -   60% First Mortgages and 40% Second Mortgages
    -   Average Loan-to-Value Approximately 73%
    -   Average Loan Balance of $27,700

-   Sales Finance (10%)                        $.3 billion
    -   8,767 Dealerships in 25 States
    -   Average Loan Balance of $825

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The New Look......

[Washington Mutual Finance]

Strategy - Expand the Reach

-  Expand national "franchise"
-  Reinforce our dominant position in small to mid-size markets
-  Take on our competition in primary markets
-  Diversify distribution beyond retail branch network
-  Pursue  acquisitions

Strategy - Nurture the Franchise

-  Leverage existing customer base by
   -  Focusing on core products
   -  Up-selling and cross-selling
- Promote a sales culture to improve the historically slow receivables growth rate
-  Eliminate unprofitable ancillary products

Strategy - Low Cost Producer

-   Target Mid to Low 30's Efficiency Ratio
-   1999 Restructuring --> 2000
    Rationalization
-   Centralization
-   Infrastructure

Strategy - Strengthen the Center

-   Enhance credit risk capabilities
-   Develop segmentation and target marketing capabilities
-   Manage business mix
-   Maintain financial discipline

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Fourth Quarter 1999 Results

- Net income increased by $10.7 million (93%) to $22.2 million , compared to $11.5 million for the 4Q98

-    Return on equity improved from 10.79% in 4Q98 to 19.03%

-    Reserve coverage to charge-offs strengthened during the quarter

-    Operating efficiency ratio improved from 51.26% in 4Q98 to 36.65%

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Fourth Quarter 1999 Results

Income Statement ($ Millions)

                                                  Dollar         %
                           4Q99         4Q98      Change      Change
                           -----        -----     ------      ------
Net Interest Income       $ 85.1       $ 76.5     $ 8.6       11.2%
Other Income                 8.5          7.0       1.5       21.4
                             ---         ----       ---       ----
   Net Margin             $ 93.6       $ 83.5     $ 10.1      12.1

Provision for
 loan losses                23.8         21.6        2.2      10.2
G & A Expense               34.3         42.8      ( 8.5)    (19.9)
                            ----         ----       ----     ------
  Net Income
  before taxes            $ 35.5       $ 19.1     $ 16.4      85.9
Provision for
 income taxes               13.3          7.6        5.7      75.0
                            ----          ---        ---      ----
            Net Income    $ 22.2       $ 11.5     $ 10.7      93.0%

Key Ratios
----------
ROAA                         2.83%            1.72%
ROE                          9.03%           10.79%
Efficiency Ratio            36.65%           51.26%
Net Margin *                11.81%           12.38%

* Defined as net interest income and other income divided by average assets

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1999 Full Year Results

Income Statement ($ Millions)

                                                   Dollar         %
                           1999         1998       Change       Change
                           ----         ----       -------     --------
Net Interest Income       $325.4       $283.2      $ 42.2       14.9%
Other Inco                  29.5         27.1         2.4        8.9
                            ----         ----         ---        ---
         Net Margin       $354.9       $310.3      $ 44.6       14.3

Provision for
loan losses                100.6         79.7        20.9       26.2
G & A Expense              135.6        143.0        (7.4)      (5.2)
                           -----        -----        ----        ----
         Net Income
         before taxes     $118.7        $87.6      $ 31.1       35.5
Provision for
income taxes                45.7         34.7        11.0       31.7
                            ----         ----        ----       ----
         Net Income       $ 73.0         52.9       $20.1       38.0%

Key Ratios
----------
ROAA                                   2.48%              2.05%
ROE                                   16.39%           12.70%
Operating Efficiency                  38.21%           46.08%
Net Margin                            11.88%           11.81%
Net C/O to Average Receivables         2.87%             3.10%
Reserve to Total Loans                 3.28%             3.13%

* Defined as net interest income and other income divided by average assets

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1999 Full Year Results

Loans Receivables Growth  ($ Millions)

                                                   Dollar       %
                          12/31/99   12/31/98      Change     Change
                           -----       -----        ---        ----
Real Estate               $1,630      $1,270       $360        28.3%
Personal Loans             1,567       1,362        205        15.0
Sales Finance                328         328          0         0.0
                             ---         ---          -         ---
Total Loans               $3,525      $2,960       $565        19.1%

Allowance for
Unearned Income
And
Deferred Charges            (464)       (385)       (79)       20.5
Reserve for
 loan losses                (100)        (81)       (19)       23.5
                            -----        ----       ----       ----
Total Loans Net
of Reserves               $2,961      $2,494       $467        18.7%

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Best In Class Comparison

                                     Best In
                    Aristar           Class       Peer AVG
                    -------           -----       --------
ROE                  15.01            16.92         13.62
ROA                   2.37             2.51          1.98
Growth               16.45            16.45         11.08
Net Margin           11.2             11.2           7.31
Efficiency Ratio     38.9             38.9          48.4
Charge-Off            2.88             1.77          2.70
Delinquency           2.35             1.67          3.29

Source: SNL Database, Peer Analysis, Financial ratios presented as of September 30, 1999 YTD.

The Peer Group includes American General Finance Corporation, Associates North America, Household Finance Corporation, Norwest Financial Inc. and Commercial Credit Company

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Balance Sheet Management


-   Target Capital Structure
    - Firm manages capital by targeting debt to tangible equity, current debt to tangible equity is 6.0%
    - We plan to increase leverage modestly over 2000 but will not jeopardize rating
    - Dividend policy is smoothed based on our forecast of receivables growth and the impact on overall leverage
    - WM Finance targets a 25/75 ratio of short-term and long-term corporate borrowings, currently at a 10/90 ratio

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Debt Ratings

                          S/T        L/T Unsecured
Agency                    Debt          Debt
--------                  ----          ----
Duff & Phelps             D-1            A
Fitch IBCA                F-1            A
Moody's                   P-2            A3
Standard & Poors          A-2            A-

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Balance Sheet Management

-    Liquidity and Funding Strategy

  -  Company  currently   maintains  a  $1.2  billion  fully  committed  back-up
     facility,  providing more than 1:1 coverage of short term debt requirements

  - Company has filed a shelf registration with the SEC for $1.0 billion and participated in two recent debt offerings for $250 million and $300 million to facilitate acquisitions and reduce outstanding commercial paper, leaving $450 million capacity available

  -  No further senior issues planned for 1st half of 2000

Balance Sheet Management

-   Liquidity and Funding Strategy (Cont'd)

  - Manage interest rate risk through duration-matching strategy, nominal value at risk

  -  No Derivatives

  -  No Securitizations

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Credit Performance

- While delinquency %'s are at a 4 year low, the improvement is clearly not just growth driven. Delinquency and credit quality control remains strong in the portfolio.

     -  30day + delinquency dollar growth in `99 was slower than in 1997 & 1998.

     - As of January we have 7,600 less delinquent accounts on the books than we did same time last year - and the lowest for any January since 1997.

     - The first payment default rate for 1999 booked loans outperformed the 1997 and 1998 vintages in every month.

     -  `99 vintages show continued signs of improvement over prior years.

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Conclusion:

-        A unique investment story
-        Strong historic franchise
-        Excellent fundamental performance
-        A strategy of rapid modernization
-        Makes the credit a relative value
         -   Current high spread is not justified